Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	October 28, 2015
Executive Vice President
and Chief Financial Officer
(310) 481-8484 or
Michelle Ngo
Senior Vice President
and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION REPORTS
THIRD QUARTER FINANCIAL RESULTS
---------------

LOS ANGELES, October 28, 2015 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its third quarter ended September 30, 2015.

Third Quarter Highlights
Financial Results

•	Funds from operations (FFO) of $0.77 per share, up 12% from $0.69 per share in the third quarter of 2014

•	Net income available to common stockholders of $1.09 per share; includes an $0.85 per share gain on property dispositions

•	Revenues of $141.6 million
Stabilized Portfolio

•	Stabilized portfolio was 95.6% occupied and 97.2% leased at September 30, 2015

•	Signed over 385,000 square feet of new or renewing office leases
Development

•	Delivered the fully leased office component of the historic buildings at the Columbia Square mixed-use development project in Hollywood

•	Completed the acquisition of a fully entitled, 3.3 acre mixed-use development site in the south of market area of San Francisco for approximately $78.0 million in cash
Capital Recycling

•	Completed the sale of the second tranche of a two-part transaction encompassing six office properties in San Diego for gross proceeds of approximately $163.0 million
Finance

•	Completed the sale of 3,773,766 shares of common stock at a price of $66.19 per share for aggregate net proceeds of $249.6 million

•	Completed an underwritten public offering of 10-year, 4.375% senior unsecured notes for gross proceeds of approximately $400.0 million

Recent Developments

•	In October, re-paid at par, two secured mortgages totaling approximately $90.1 million

•
In October, completed and delivered the first of two buildings encompassing 226,000 rentable square feet at the company’s Crossing/900 project in Redwood City. Both buildings are fully leased to Box, Inc.

Results for the Quarter Ended September 30, 2015
For its third quarter ended September 30, 2015, KRC reported FFO of $73.6 million, or $0.77 per share, compared to $60.4 million, or $0.69 per share, in the third quarter of 2014. Net income available to common stockholders was $101.4 million, or $1.09 per share, compared to $15.7 million, or $0.18 per share, in the year-earlier period. Net income in the third quarter of 2015 included a $78.5 million gain from property dispositions. Net income in the third quarter of 2014 included a $5.6 million gain from property dispositions. The company’s total revenues in the third quarter of 2015 were $141.6 million, up from $131.1 million in the third quarter of 2014.

All per share amounts in this report are presented on a diluted basis.

Operating and Leasing Activity
At September 30, 2015, KRC’s stabilized portfolio totaled approximately 13.1 million square feet of office space located in Los Angeles, Orange County, San Diego, the San Francisco Bay Area and greater Seattle. During the third quarter, the company signed new or renewing leases on 385,026 square feet of space in the stabilized portfolio. At quarter end, the portfolio was 95.6% occupied, up from 94.1% at September 30, 2014, and was 97.2% leased.

Real Estate Development Activity
In July, KRC delivered the office component of the historic buildings at the company’s 685,000 square-foot mixed-use Columbia Square project in Hollywood. The two buildings total just under 100,000 square feet of office space and are fully leased to NeueHouse, a private workspace collective.

Also in July, KRC acquired a fully designed and entitled development project situated on 3.3 acres at 100 Hooper Street in the south of market area of San Francisco for approximately $78.0 million in cash. The company plans to develop, own and manage approximately 400,000 square feet of office, production, distribution and repair space within the project, for a total investment, including the acquisition costs, of approximately $250.0 million.

At September 30, 2015, KRC had seven projects under construction totaling approximately 2.3 million square feet of space representing a total estimated investment of approximately $1.5 billion. The office portion of these seven projects is 56% leased.

Management Comments
“Operating conditions for commercial real estate in our West Coast markets remain strong, driven by a continuing healthy economy and robust demand for well-designed contemporary office environments,” said John Kilroy, the company’s chairman, president and chief executive officer. “With this favorable backdrop, we continue to make steady progress on all fronts, including leasing, occupancy, development, capital recycling and financial strength—all of which drive our ability to build the long-term value of our enterprise.”

FFO per Share Guidance
The company has updated its guidance range for NAREIT defined FFO per share (diluted) for full year 2015 to $3.36 - $3.40 per share from $3.30 - $3.40 per share. The updated guidance reflects, when compared to the company’s prior guidance, a midpoint increase of $0.03 per share.

These estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise referenced during the conference call referred to below. These estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, other possible capital markets activity or possible future impairment charges. There can be no assurance that the company’s actual results will not differ materially from these estimates. A reconciliation of the company’s NAREIT defined FFO guidance range to its projected net income range is provided at the company's website http://www.kilroyrealty.com in the quarterly supplemental report.

Conference Call and Audio Webcast
KRC management will discuss updated earnings guidance for fiscal 2015 during the company’s October 29, 2015 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at http://www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (888) 679-8035 reservation #64060462. A replay of the conference call will be available via phone through November 5, 2015 at (888) 286-8010, reservation #37153501, or via the Internet at the company’s website.

About Kilroy Realty Corporation
With more than 65 years’ experience owning, developing, acquiring and managing real estate assets in West Coast real estate markets, Kilroy Realty Corporation (KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is one of the region’s premier landlords. The company provides physical work environments that foster creativity and productivity and serves a broad roster of dynamic, innovation-driven tenants, including technology, entertainment, digital media and health care companies.

At September 30, 2015, the company’s stabilized portfolio totaled 13.1 million square feet of office properties, all located in the coastal regions of greater Seattle, the San Francisco Bay Area, Los Angeles, Orange County and San Diego. The company is recognized by the Global Real Estate Sustainability Benchmark (GRESB) as the North American leader in sustainability and was ranked first among 155 North American participants across all asset types. At the end of the third quarter, the company’s properties were 45% LEED certified and 64% of eligible properties were ENERGY STAR certified. In addition, KRC had approximately 2.3 million square feet of office and mixed-use development under construction with a total estimated investment of approximately $1.5 billion. More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others, risks associated with: investment in real estate assets, which are illiquid; trends in the real estate industry; significant competition, which may decrease the occupancy and rental rates of properties; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; the availability of cash for distribution and debt service and exposure of risk of default under debt obligations; adverse changes to, or implementations of, applicable laws, regulations or legislation; and the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2014 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on information that was available, and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under U.S. securities laws.

KILROY REALTY CORPORATION
SUMMARY QUARTERLY RESULTS
(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues from continuing operations	$141,553	$129,024	$433,862	$379,960

Revenues including discontinued operations	$141,553	$131,082	$433,862	$386,594

Net income available to common stockholders (1)(2)	$101,446	$15,669	$195,508	$139,429

Weighted average common shares outstanding – basic	92,150	83,161	89,077	82,525
Weighted average common shares outstanding – diluted	92,639	85,110	89,593	84,623

Net income available to common stockholders per share – basic (1)(2)	$1.10	$0.18	$2.18	$1.67
Net income available to common stockholders per share – diluted (1)(2)	$1.09	$0.18	$2.17	$1.63

Funds From Operations (1)(3)(4)	$73,588	$60,399	$239,939	$180,927

Weighted average common shares/units outstanding – basic (5)	95,097	86,189	92,048	85,555
Weighted average common shares/units outstanding – diluted (5)	95,586	88,138	92,564	87,653

Funds From Operations per common share/unit – basic (5)	$0.77	$0.70	$2.61	$2.11
Funds From Operations per common share/unit – diluted (5)	$0.77	$0.69	$2.59	$2.06

Common shares outstanding at end of period			92,220	83,388
Common partnership units outstanding at end of period			1,788	1,804
Total common shares and units outstanding at end of period			94,008	85,192

			September 30, 2015	September 30, 2014
Stabilized office portfolio occupancy rates: (6)
Los Angeles and Ventura Counties			94.1%	92.7%
Orange County			95.7%	97.8%
San Diego County			96.3%	90.8%
San Francisco Bay Area			96.8%	98.8%
Greater Seattle			94.7%	95.2%
Weighted average total			95.6%	94.1%

Total square feet of stabilized office properties owned at end of period: (6)
Los Angeles and Ventura Counties			3,505	3,503
Orange County			272	272
San Diego County			3,318	4,244
San Francisco Bay Area			3,890	3,279
Greater Seattle			2,066	2,188
Total			13,051	13,486
________________________

(1)
Net income available to common stockholders and Funds From Operations for the nine months ended September 30, 2015 and 2014 includes gains on sale of land of $17.3 million and $3.5 million, respectively.

(2)
Net income available to common stockholders for the three and nine months ended September 30, 2015 includes gains of sales of depreciable operating properties of $78.5 million and $110.0 million, respectively. Net income available to common stockholders for the three and nine months ended September 30, 2014 includes gains on dispositions of discontinued operations of $5.6 million and $110.4 million, respectively.

(3)	Reconciliation of Net income available to common stockholders to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(4)	Reported amounts are attributable to common stockholders and common unitholders.

(5)	Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.

(6)
Occupancy percentages and total square feet reported are based on the company’s stabilized office portfolio for the periods presented. Occupancy percentages and total square feet shown for September 30, 2014 include the office properties that were sold during 2014 and 2015.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2015	December 31, 2014
	(unaudited)
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$850,280	$877,633
Buildings and improvements	4,028,044	4,059,639
Undeveloped land and construction in progress	1,475,718	1,120,660
Total real estate assets held for investment	6,354,042	6,057,932
Accumulated depreciation and amortization	(999,557)	(947,664)
Total real estate assets held for investment, net	5,354,485	5,110,268

Real estate assets and other assets held for sale, net	—	8,211
Cash and cash equivalents	567,940	23,781
Restricted cash	8,130	75,185
Marketable securities	12,638	11,971
Current receivables, net	11,533	7,229
Deferred rent receivables, net	183,352	156,416
Deferred leasing costs and acquisition-related intangible assets, net	173,457	201,926
Deferred financing costs, net	18,709	18,374
Prepaid expenses and other assets, net	23,148	20,375
TOTAL ASSETS	$6,353,392	$5,633,736

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt	$475,923	$546,292
Unsecured debt, net	2,181,382	1,783,121
Unsecured line of credit	—	140,000
Accounts payable, accrued expenses and other liabilities	249,980	225,830
Accrued distributions	34,993	32,899
Deferred revenue and acquisition-related intangible liabilities, net	127,473	132,239
Rents received in advance and tenant security deposits	46,579	49,363
Liabilities of real estate assets held for sale	—	56
Total liabilities	3,116,330	2,909,800

EQUITY:
Stockholders’ Equity
6.875% Series G Cumulative Redeemable Preferred stock	96,155	96,155
6.375% Series H Cumulative Redeemable Preferred stock	96,256	96,256
Common stock	922	863
Additional paid-in capital	3,042,330	2,635,900
Distributions in excess of earnings	(62,850)	(162,964)
Total stockholders’ equity	3,172,813	2,666,210
Noncontrolling Interests
Common units of the Operating Partnership	57,913	51,864
Noncontrolling interest in consolidated subsidiary	6,336	5,862
Total noncontrolling interests	64,249	57,726
Total equity	3,237,062	2,723,936
TOTAL LIABILITIES AND EQUITY	$6,353,392	$5,633,736

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
REVENUES
Rental income	$129,510	$115,221	$391,892	$338,911
Tenant reimbursements	11,681	11,346	40,280	33,399
Other property income	362	2,457	1,690	7,650
Total revenues	141,553	129,024	433,862	379,960

EXPENSES
Property expenses	26,684	25,801	78,264	75,448
Real estate taxes	12,087	11,008	37,232	32,728
Provision for bad debts	—	58	289	58
Ground leases	862	771	2,451	2,306
General and administrative expenses	10,799	11,138	36,200	33,806
Acquisition-related expenses	4	431	397	1,268
Depreciation and amortization	49,422	50,032	152,567	148,647
Total expenses	99,858	99,239	307,400	294,261

OTHER (EXPENSES) INCOME
Interest income and other net investment (loss) gain	(694)	(9)	177	587
Interest expense	(12,819)	(16,608)	(44,561)	(49,880)
Total other (expenses) income	(13,513)	(16,617)	(44,384)	(49,293)

INCOME FROM CONTINUING OPERATIONS BEFORE GAINS ON SALES OF REAL ESTATE	28,182	13,168	82,078	36,406
Gain on sale of land	—	—	17,268	3,490
Gains on sales of depreciable operating properties	78,522	—	109,950	—
INCOME FROM CONTINUING OPERATIONS	106,704	13,168	209,296	39,896

DISCONTINUED OPERATIONS:
Income from discontinued operations	—	548	—	2,091
Gains on dispositions of discontinued operations	—	5,587	—	110,391
Total income from discontinued operations	—	6,135	—	112,482

NET INCOME	106,704	19,303	209,296	152,378

Net income attributable to noncontrolling common units of the Operating Partnership	(1,945)	(321)	(3,850)	(3,011)

NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	104,759	18,982	205,446	149,367

PREFERRED DIVIDENDS	(3,313)	(3,313)	(9,938)	(9,938)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$101,446	$15,669	$195,508	$139,429

Weighted average common shares outstanding – basic	92,150	83,161	89,077	82,525
Weighted average common shares outstanding – diluted	92,639	85,110	89,593	84,623

Net income available to common stockholders per share – basic	$1.10	$0.18	$2.18	$1.67
Net income available to common stockholders per share – diluted	$1.09	$0.18	$2.17	$1.63

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income available to common stockholders	$101,446	$15,669	$195,508	$139,429
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	1,945	321	3,850	3,011
Depreciation and amortization of real estate assets	48,719	49,996	150,531	148,878
Gains on sales of depreciable real estate	(78,522)	(5,587)	(109,950)	(110,391)
Funds From Operations (1)(2)(3)	$73,588	$60,399	$239,939	$180,927

Weighted average common shares/units outstanding – basic	95,097	86,189	92,048	85,555
Weighted average common shares/units outstanding – diluted	95,586	88,138	92,564	87,653

Funds From Operations per common share/unit – basic (3)	$0.77	$0.70	$2.61	$2.11
Funds From Operations per common share/unit – diluted (3)	$0.77	$0.69	$2.59	$2.06
 ________________________

(1)
We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)
FFO includes amortization of deferred revenue related to tenant-funded tenant improvements of $3.7 million and $2.7 million for the three months ended September 30, 2015 and 2014, respectively and $10.0 million and $7.7 million for the nine months ended September 30, 2015 and 2014, respectively.

(3)	Reported amounts are attributable to common stockholders and common unitholders.